UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2005 (March 28, 2005)

O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

3038 Sidco Drive
Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)

(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Development Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.

     On March 28, 2005, we entered into a Development Agreement with Four Star Restaurant Group, LLC and Michael R. Johnson. A copy of this agreement is attached hereto and incorporated herein by reference as Exhibit 10.1.

     Under the terms of the agreement, Four Star Restaurant Group, LLC will be obligated to develop and operate 10 new O’Charley’s restaurants over the next six years in certain markets in the states of Iowa, Nebraska, Kansas and South Dakota.

Item 7.01. Regulation FD Disclosure.

     On March 31, 2005, O’Charley’s Inc. issued a press release announcing the signing of a new franchisee for Iowa, Nebraska and parts of Kansas and South Dakota. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

10.1	Development Agreement, dated as of March 28, 2005, by and among O’Charley’s Inc., Four Star Restaurant Group, LLC and Michael R. Johnson

99.1	Press Release dated March 31, 2005

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer, Secretary and Treasurer

Date: April 1, 2005

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EXHIBIT INDEX

Exhibit
Number	Description
10.1	Development Agreement, dated as of March 28, 2005, by and among O’Charley’s Inc., Four Star Restaurant Group, LLC and Michael R. Johnson

99.1	Press Release dated March 31, 2005

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